UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 West Wacker Drive	60601
25th Floor	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2024, Dusan Senkypl, Groupon, Inc.’s (the “Company”) Interim Chief Executive Officer entered into an amendment (the “Amendment”) to extend the term of his employment agreement (the “Employment Agreement”) dated March 30, 2023 with the Company’s wholly owned subsidiary, Groupon Management, LLC. The Amendment extends the term of the Employment Agreement until April 30, 2024. Such Amendment did not change or modify any other terms of the Employment Agreement. The parties entered into the Amendment to facilitate ongoing discussions relating to the compensation and other terms of Mr. Senkypl’s continued service beyond the initial term of the Employment Agreement. The Company expects that it will reach an agreement with Mr. Senkypl for him to become the Company's permanent CEO on mutually agreed upon terms, although no assurance can be given that such an agreement will be reached.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibit No.	Description
10.1	Amendment to Interim CEO Employment Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: April 1, 2024
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer